Exhibit 1.1
SALES AGREEMENT
April 26, 2023
JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), ordinary shares, par value €0.05 per share, of the Company (the “Ordinary Shares”) to be represented by American Depositary Shares (“ADSs”), on the terms set forth in this agreement (this “Agreement”).
The Ordinary Shares are to be deposited pursuant to the deposit agreement (the “Deposit Agreement”), dated October 21, 2019, by and among the Company, Citibank N.A., as depositary (the “Depositary”) and all holders and beneficial owners of the ADSs issued thereunder. Each ADS will initially represent one Ordinary Share (each an “Underlying Ordinary Share”) deposited pursuant to the Deposit Agreement.
Each of the Company and the Agent acknowledges that the Shares (as defined in Section 1 below) may only be sold in compliance with applicable French law and other applicable law and the limits and conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Shares.
The Shares will be issued by way of one or more capital increases without preferential rights for existing shareholders by way of a public offer reserved to categories of persons under the provisions of Article L. 225-138 of the French Commercial Code, pursuant to the 22nd resolution of the Company’s combined general meeting of shareholders held on May 20, 2022 (the “22nd Resolution”) or, as the case may be, the 26th resolution that would be adopted by the Company’s combined general shareholders’ meeting that has been convened for May 12, 2023 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) (the “26th Resolution”). The Company has heretofore provided the Agent with a draft of the proposed 26th Resolution (the “Proposed Resolution”) and shall promptly notify the Agent if the Proposed Resolution is not adopted substantially in the form of the draft previously provided.

Section 1. DEFINITIONS
(a)    Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.
“Commission” means the U.S. Securities and Exchange Commission.
“Euronext” means the regulated market of Euronext in Paris.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion, it being understood that notwithstanding the specified Floor Price, the Sales Price shall be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s Ordinary Shares on Euronext over the last five Trading Days preceding the pricing of the relevant sale, subject to a maximum discount of 15% as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.
“Issuance Amount” means the aggregate Sales Price of the Shares sold by the Agent pursuant to any Issuance Decision.
“Issuance Commission” means the aggregate Selling Commission of the Shares sold by the Agent pursuant to any Issuance Decision.
“Issuance Decision” has the meaning ascribed to it in Section 3(b)(v).
“Issuance Notice” means a written notice containing the parameters in accordance with which the Company desires ADSs to be sold, which shall at a minimum include the number or dollar amount of ADSs desired to be sold, the time period during which sales are requested to be made, any minimum price below which sales may not be made and any limitations and conditions required by French law and/or set forth in the corporate authorizations of the Company, delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chairman of the management board or Chief Financial Officer.
“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).
“Issuance Price” means the Sales Price less the Selling Commission.
“Maximum Program Amount” means ADSs with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Ordinary Shares in the form of ADSs registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the dollar amount of the nominal value of the Ordinary Shares available to be issued pursuant to the 22nd Resolution or the 26th Resolution, (c) the number or dollar amount of Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), (d) the number or dollar amount of ADSs for which the Company has filed a Prospectus (defined below) or (e) the number of Underlying Ordinary Shares corresponding to 20% of the total number of Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Ordinary Shares is requested less the Underlying Ordinary Shares issued over a 12-month rolling period together with all the other Ordinary Shares which have been admitted to trading on Euronext over the same 12-month period on the basis of Article 1 paragraph 5.a) of Regulation (EU) 2017/1129 of June 14, 2017, as amended (the “Prospectus Regulation”).
“Net Proceeds” means the Issuance Amount due to the Company on any Settlement Date less the Issuance Commission due to the Agent on such date.
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.
“Principal Market” means the Nasdaq Global Select Market or such other national securities exchange on which the ADSs, including any ADS representing the Underlying Ordinary Shares, are then listed.
“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Selling Commission” means three percent (3.0%) of the Sales Price of each Share placed by the Agent pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day (or such other date as agreed between the Company and the Agent) following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.
“Shares” means the ADSs to be sold pursuant to this Agreement.
“Trading Day” means any day on which the Principal Market is open for trading.
Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and on which a certificate under Section 4(p) is delivered and (5) time of sale of the Shares (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
(a)    Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form F-3 (File No. 333-252074) that contains a base prospectus. Such registration statement registers the issuance and sale by the Company of the Ordinary Shares represented by the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to those Ordinary Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of those Ordinary Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

A registration statement on Form F-6 (File No. 333-234063), and any amendments thereto, in respect of the Shares has been filed with the Commission; such registration statement in the form heretofore delivered to the Agent and, excluding exhibits, to the Agent, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement.”
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date.
At the time the Registration Statement, the ADS Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 20-F was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 20-F the Company will (i) meet the then-applicable requirements for use of Form F-3 under the Securities Act or (ii) promptly notify the Agent that it does not meet such requirements.
(b)    Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement, the ADS Registration Statement which have not been described or filed as required. The Registration Statement, the ADS Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.
All information and other disclosure materials made publicly available by the Company are true, complete and accurate in all material respects, and comply with the requirements of the Prospectus Regulation, Regulation (EU) No 596/2014 of April 16, 2014 on market abuse, as amended (“MAR”) and applicable French law, including French securities law, the Autorité des Marchés Financiers’ (“AMF”) general regulation (the “AMF General Regulation”) and guidelines. The Prospectus shall not contain any material information regarding the Company that has not been made available by the Company to the public in France in accordance with applicable French law and regulations.
(c)    Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any material information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.
(d)    Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(e)    No Distribution of Offering Material. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Underlying Ordinary Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Underlying Ordinary Shares other than the Registration Statement, the ADS Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).
(f)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g)    Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement, the ADS Registration Statement and any amendments thereto become effective and at each Representation Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent for the use of such data from such sources.
(i)    Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(j)    Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules, if any, and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement and the Prospectus, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the ADS Registration Statement and the Prospectus.
(k)    Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a société anonyme under the laws of the Republic of France, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the ADS Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing (where such concept exists) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiary, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Registration Statement, the ADS Registration Statement and the Prospectus, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). No proceeding of mandat ad hoc, conciliation, sauvegarde, sauvegarde accélérée, redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The articles of association (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect. Each member of the corporate bodies of the Company has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations, and the Company’s articles of association (statuts).
(l)    Incorporation and Good Standing of the Subsidiary. Innate Pharma, Inc., a Delaware corporation (the “Subsidiary”) is the Company’s sole subsidiary and is not a “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act). The Subsidiary has been duly organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has full power and authority to acquire, own, lease and operate its properties, and to conduct its business as described in the Registration Statement, the ADS Registration Statement and the Prospectus except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(m)    No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiary, taken as a whole, from that set forth in the Registration Statement, the ADS Registration Statement and the Prospectus.
(n)    Capitalization. The share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the ADS Registration Statement and the Prospectus.
The Ordinary Shares of the Company outstanding prior to the issuance of the Underlying Ordinary Shares have been duly authorized and are validly issued, fully paid and non-assessable; the holders of such Ordinary Shares are not entitled to preemptive (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for such shares, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Registration Statement, the ADS Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Ordinary Shares of or ownership interests in the Company are outstanding.
(o)    The Securities. The Ordinary Shares underlying the Underlying Ordinary Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement and the Deposit Agreement, and upon delivery of the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued in accordance with Article L. 225-138 of the French Commercial Code, fully paid and non-assessable, and the issuance of such Underlying Ordinary Shares will not be subject to any preemptive or similar rights, except as have been waived. The Ordinary Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of American Depositary Receipts (the “ADRs”) evidencing the Underlying Ordinary Shares, as contemplated by the Deposit Agreement.

(p)    This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(q)    Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(r)    Authorization of ADSs and Ordinary Shares. Upon due and authorized issuance by the Depositary of ADSs evidenced by ADRs against deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, the Underlying Ordinary Shares will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon issuance and sale of the Underlying Ordinary Shares, and payment therefor, pursuant to this Agreement, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Underlying Ordinary Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.
(s)    Authorization and Description of Shares. On each Settlement Date, the Company will have the power and authority to allot and issue the Underlying Ordinary Shares on such Settlement Date pursuant to this Agreement without further sanction and consent by any securityholder of the Company. Upon delivery of the Issuance Decision contemplated by Section 3(b)(v) of this Agreement, the Underlying Ordinary Shares shall be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, and upon delivery of the relevant depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued, in accordance with Article L. 225-138 of the French Commercial Code and the 22nd Resolution or the 26th Resolution, as applicable and fully paid and non-assessable; and, on each Settlement Date, the issuance of the Underlying Ordinary Shares will not be subject to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been waived with respect to the offering of the Shares in accordance with their terms and all applicable laws. The Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. Upon the sale and delivery of the Shares, and payment therefor, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The Company will exercise all necessary care to ensure that all the investors belong to the categories provided for by the 22nd Resolution or the 26th Resolution, as the case may be, it being specified that such obligation will be based entirely on the basis of the Investor Letter (as defined below) delivered by the purchaser of Shares to the Agent, according to which it will certify its belonging to one of them.

(t)    Descriptions of Documents. This Agreement and the Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
(u)    No Conflicts or Consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or the Deposit Agreement will not contravene (1) any provision of applicable law, (2) the articles of association (statuts) of the Company or (3) any agreement or other instrument binding upon the Company or its Subsidiary that is material to the Company and its Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiary, except in the case of each of (1) and (3) as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except (i) registration of the Underlying Ordinary Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance herewith), (ii) such as may be required by the securities or Blue Sky laws of the various states of the United States or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Underlying Ordinary Shares, (iii) the approval for the listing of the ADSs on Nasdaq, (iv) the approval by Euronext for the listing of the Underlying Ordinary Shares or (v) those that otherwise have already been obtained or made as of the date of this Agreement, except for such failure to obtain such approval, authorization, consent or order or to make such filing as would not reasonably be expected to have a Material Adverse Effect.
(v)    No Material Actions or Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the knowledge of the Company, threatened to which the Company or its Subsidiary is a party or to which any of the properties of the Company or its Subsidiary is subject (i) other than Actions accurately described in all material respects in the Registration Statement, the ADS Registration Statement and the Prospectus and Actions that would not reasonably be expected to have a Material Adverse Effect, or (i) that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, the ADS Registration Statement and the Prospectus that are not described or filed as required.
(w)    Independent Accountants. Deloitte & Associés, who has certified certain financial statements of the Company and its Subsidiary, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the U.S. Public Company Accounting Oversight Board. Deloitte & Associés is an independent statutory auditor with respect to the Company as required by the AMF General Regulation and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”
(x)    Title to Real and Personal Property. The Company and its Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the ADS Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary; and any real property and buildings held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiary, or would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except as described in the Registration Statement, the ADS Registration Statement and the Prospectus and, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.
(y)    Intellectual Property Rights. Except as described in the Registration Statement, the ADS Registration Statement and the Prospectus, the Company and its Subsidiary own or possess, or can promptly acquire on commercially reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source identifiers, copyrights, licenses, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”), in each case used in, held for use in, or necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted in the Registration Statement, the ADS Registration Statement and the Prospectus, except for such failure to own or obtain such licenses or other rights as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, (i) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiary has not conflicted with, infringed, misappropriated or otherwise violated, and the manufacture and sale of any of the products or product candidates described in the Registration Statement, the ADS Registration Statement and the Prospectus will not conflict with, infringe, misappropriate or otherwise violate, any Intellectual Property of any third party; (ii) there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or its Subsidiary (x) challenging the validity, enforceability or scope of, or any rights of the Company or its Subsidiary in, any Intellectual Property owned by or licensed to the Company or its Subsidiary or (y) alleging that the Company or its Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii)

none of the Intellectual Property owned by or exclusively licensed to the Company and its Subsidiary has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Intellectual Property is valid and enforceable and has not been infringed, misappropriated or otherwise violated by any third party; (iv) the Company and its Subsidiary have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Intellectual Property, the value of which to the Company or its Subsidiary is contingent upon maintaining the confidentiality thereof; and (v) the Company and its Subsidiary, and to the knowledge of the Company, counsel for the Company or its Subsidiary or any of their respective licensors, have complied with the duty of candor and good faith, as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, with respect to the prosecution of the patents and patent applications owned by or licensed to the Company or its Subsidiary.
(z)    No Undisclosed Relationships. There are no conventions réglementées under Article L. 225-86 et seq. of the French Commercial Code, to be described in the Registration Statement, the ADS Registration Statement or the Prospectus that have not been described as required.
(aa)    No Market Abuse. The Company has complied and complies in all material respect with all applicable rules relating to market abuse (in particular, MAR, delegated EU regulations adopted thereunder and the equivalent French laws and regulations) and has taken reasonable measures and has reasonable procedures in place in order to ensure such compliance, and none of the allotment of the Underlying Ordinary Shares, the sale of the Underlying Ordinary Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any applicable “market abuse,” “insider dealing,” “insider trading” or similar legislation and no person acting on its behalf (other than the Agent, as to whom the Company makes no representation) has done any act or engaged in any course of conduct constituting such violation.
(bb)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Underlying Ordinary Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder and will not result in the Company being in non-compliance of any applicable laws, rules and regulations with respect to the administration of foreign exchange or overseas investment in France.
(cc)    Taxes. The Company and its Subsidiary have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or its Subsidiary which has had (nor does the Company nor its Subsidiary have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiary and which would reasonably be expected to have) a Material Adverse Effect.
(dd)    All Necessary Environmental Permits, etc. The Company and its Subsidiary (i) are in compliance with any and all applicable U.S. federal, state and local and non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ee)    Periodic Review of Costs of Environmental Compliance. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)    No Labor Disputes. No material labor dispute with the employees of the Company or its Subsidiary exists, except as described in the Registration Statement, the ADS Registration Statement and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would not reasonably be expected to have a Material Adverse Effect. The Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to it and its Subsidiary’s employees.
(gg)    FINRA Matters. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the supervisory board members and management board members, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Agent or its counsel by the Company, its officers, supervisory board members and management board members and the holders of any securities (debt or equity) or warrants, options or rights to acquire any securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule

5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.
(hh)    Stock Exchange Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs and the Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the ADSs are listed on Nasdaq and the Ordinary Shares are listed on Euronext, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares under the Exchange Act, delisting the ADSs from Nasdaq or delisting the Ordinary Shares from Euronext, nor has the Company received any notification that the Commission, Nasdaq or Euronext is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of Nasdaq and Euronext.
(ii)    Accounting Controls. The Company and its Subsidiary maintains a system of internal accounting controls that is designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as adopted by the International Accounting Standards Board, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(jj)    Insurance. The Company and its Subsidiary are insured by reputable insurers against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary for companies of comparable size in the businesses in which they are engaged; and neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Registration Statement, the ADS Registration Statement and the Prospectus.
(kk)    Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the ADS Registration Statement and the Prospectus, and except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, there has been no security breach or other compromise of any of the Company’s and its Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of the Company or its Subsidiary), equipment or technology (collectively, “IT Systems and Data”) and (y) each of the Company and its Subsidiary has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) each of the Company and its Subsidiary is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) each of the Company and its Subsidiary has implemented backup and disaster recovery technology consistent with generally accepted standards and practices for companies in the same industry and in a similar stage of development.
(ll)    Agent’s Own Account. The Company acknowledges and agrees that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Ordinary Shares and ADSs for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while an Issuance Notice is in effect (except to the extent the Agent may engage in sales of Underlying Ordinary Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.
(mm)    No Unlawful Payments. (i) None of the Company, its Subsidiary or their controlled affiliates, or any supervisory board member, management board member, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company, its Subsidiary or any of their controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, its Subsidiary and their controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have not violated and are not in violation of applicable anti-corruption laws, including but not limited to the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (iii) the Company, its Subsidiary and their controlled affiliates have not committed an offence under the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code, or any applicable anti-corruption laws, rules, or regulations of the European Union or any other jurisdiction in which the Company and its Subsidiary conduct business; (iv) the Company has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein and (v) neither the Company nor its Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(nn)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering or terrorism financing statutes of jurisdictions where the Company and its Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (“TRACFIN”) and the Office central pour la répression de la grande délinquance financière (“OCRGDF”) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(oo)    No Conflicts with Sanctions Laws.
(a)    None of the Company, its Subsidiary, or any supervisory board member, management board member, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or its Subsidiary, is an individual or entity (“Person”) that is, or is 50% or more owned or otherwise controlled by one or more Persons that are:
(i)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, any French government agency or other relevant sanctions authority (collectively, “Sanctions”), or
(ii)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (“Sanctioned Countries”).
(b)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its Subsidiary, any joint venture partner or other Person:
(i)    to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions or with a Sanctioned Country; or

(ii)    in any other manner that will result in a violation of Sanctions by any Person participating in the offering, whether as underwriter, advisor, investor or otherwise.
(c)    For the past five years, the Company and its Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, that at the time of the dealing or transaction is or was the subject of Sanctions or with a Sanctioned Country.
(pp)    No Inquiries or Declaration by TRACFIN or the OCRGDF. None of the Company, its Subsidiary, or any supervisory board member, management board member, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or its Subsidiary is currently the subject of any inquiry conducted by, or declaration issued by, TRACFIN or OCRGDF and the Company will not directly or indirectly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to its Subsidiary, any joint venture partner, collaboration partner or other Person for the purpose of financing the activities of any Person currently the subject of any inquiry conducted by or declaration issued by TRACFIN or the OCRGDF.
(qq)    No Brokers. No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Underlying Ordinary Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the ADS Registration Statement or the sale of the Underlying Ordinary Shares as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or its Subsidiary (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(rr)    Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(ss)    No Stabilization. Neither the Company nor its Subsidiary has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Shares. Neither the Company nor its Subsidiary, nor any person acting on the Company’s or its Subsidiary’s behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that would reasonably be expected to cause or result in, the stabilization of the Shares in violation of Regulation M or applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. Neither the Company nor its Subsidiary has taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by the Agent of the ability to rely on any stabilization safe harbour provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures.

(tt)    Margin Rules. Neither the issuance, sale and delivery of the Underlying Ordinary Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(uu)    Sarbanes-Oxley Act. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
(vv)    No Ratings. Neither the Company nor its Subsidiary have any securities that are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(ww)    Regulatory Authorities. The Company and its Subsidiary possess, and is in compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by, and have made all declarations and filings with, the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses, including, without limitation, the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency, the Agence Nationale de Sécurité du Médicament et des Produits de Santé or any other governmental or regulatory authority to which they are subject (collectively, the “Regulatory Authorities”), other than for such instances of non-compliance which would not reasonably be expected to result in a Material Adverse Effect. All Licenses are in full force and effect and neither the Company nor its Subsidiary is in violation of any term or conditions of any License other than for such violations which would not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiary has materially fulfilled and performed all of its respective obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor its Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Authority has taken any action to limit, suspend or revoke any License possessed by the Company.
(xx)    Compliance with Health Care Laws. The Company and its Subsidiary and its and their respective supervisory board members and management board members, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and at all times have been, in compliance with (i) all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiary and (ii) all Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Regulatory Authorities, the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the U.S. Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other U.S. federal, state or local or non-U.S. health care program, other than for such instances of non-compliance which would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C § 8126) or the rules and regulations of any other U.S. federal, state or local or non-U.S. governmental or regulatory body or authority. Neither the Company nor its Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor its Subsidiary has received any notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any of the Regulatory Authorities or any similar regulatory authority, or any notification of any pending or, to the company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any governmental authority of non-compliance by, or liability of, the Company or its Subsidiary under any Health Care Laws.
(yy)    Preclinical Studies and Clinical Trials The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its Subsidiary, or in which the Company or its Subsidiary have participated or which involve the Company’s product candidates, with respect to the Company’s product candidates, including but not limited to any such studies or trials that are described in the Registration Statement, the ADS Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement, the ADS Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still ongoing are, being conducted in all material respects in accordance with standard medical and scientific research standards and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and Good Clinical Practices and Good Laboratory Practices of such Regulatory Authorities, except in each case where the failure to so conduct would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the descriptions in the Registration Statement, the ADS Registration Statement and the Prospectus of the results of such studies and trials are accurate descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the ADS Registration Statement and the Prospectus, the results of which call into question the results described or referred to in the Registration Statement, the ADS Registration Statement and the Prospectus; and neither the Company nor its Subsidiary has received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.
(zz)    Product Candidates. The Company and its Subsidiary have made all required filings, reports or submissions with the Regulatory Authorities with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the ADS Registration Statement and the Prospectus, except where the failure to do so, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; all such filings, reports or submissions were in material compliance with applicable laws when filed, except where the failure to comply, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the ADS Registration Statement and the Prospectus, and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, reports or submissions.
(aaa)    No Immunity. Neither the Company nor its Subsidiary nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Republic of France or the State of Delaware, respectively.
(bbb)    Enforcement of Foreign Judgments. The courts of the Republic of France would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York, through an action for exequatur brought before the competent French court provided that the court is satisfied that the requirements developed by case law for the enforcement of foreign judgments in France are met.
(ccc)    Valid Choice of Law. The courts of the Republic of France recognize and give effect to the choice of law provisions set forth in Section 8(g) of this Agreement; provided, that (a) the application of New York law is not found to be contrary to (i) the French public policy rules (ordre public ou lois de police) or (ii) rules of public policy (lois de police) of any other law which is claimed by a party to apply to the extent that the French court holds that such law is the law of the country where the obligations arising out of this Agreement have to be, or have been, performed, in so far as those rules of public order or public policy render the performance of this Agreement unlawful and (b) the parties to this Agreement did not, by such choice, fraudulently avoid the application of another law.
(ddd)    Personal Liability of Shareholders and ADS holders. No holder of any of the Underlying Ordinary Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Underlying Ordinary Shares; and, except as set forth in the Registration Statement, the ADS Registration Statement and the Prospectus, there are no material limitations on the rights of holders of the Underlying Ordinary Shares who are not French residents to hold, vote or transfer their securities.
(eee)    Tax Waivers. Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or its Subsidiary by any French taxing authority is valid and in full force and effect.
(fff)    Dividends. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the ADS Registration Statement and the Prospectus, (i) the Company and its Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiary, except in each case as described in each of the Registration Statement, the ADS Registration Statement and the Prospectus, respectively.
(ggg)    Legality. This Agreement is in proper form under the laws of the Republic of France for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Agreement, provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.
(hhh)    Passive Foreign Investment Company. Based on reasonable assumptions, the Company does not believe it was a “passive foreign investment company” for U.S. federal income tax purposes for its taxable year ending December 31, 2022.
(iii)    Stamp Tax. Except as described in the Registration Statement, the ADS Registration Statement or the Prospectus, no stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Agent, the Company or its Subsidiary in the Republic of France, the State of Delaware or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Underlying Ordinary Shares by the Company, (iii) the sale and delivery of the Underlying Ordinary Shares by the Company to the Agent or purchasers procured by the Agent, or (iv) the resale and delivery of the Underlying Ordinary Shares by the Agent in the manner contemplated herein (in each case provided that no deed evidencing the sale of the Underlying Ordinary Shares is executed in France).
(jjj)    Transaction Agreements under French Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Republic of France in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in the Republic of France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Republic of France (other than court filings in the normal course of proceedings) or that any documentary, stamp, registration tax or duty or other similar taxes or duties (other than nominal duty if this Agreement or the Deposit Agreement is voluntarily registered with the French tax authorities) in the Republic of France be paid on or in respect of this Agreement or the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.
(kkk)    Total Number of Shares. The total number of Underlying Ordinary Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Ordinary Shares which have been admitted to trading on the regulated market of Euronext over the same 12 month period on the basis of Article 1, paragraph 5.a) of the Prospectus Regulation, less than 20% of the total number of Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Ordinary Shares is requested and no prospectus is required for such admission to trading in France.
Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.
The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
Section 3. ISSUANCE AND SALE OF ADSs
(a)    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, as follows in subsection (b), with an aggregate Issuance Amount of up to the Maximum Program Amount, based on and in accordance with such Issuance Notices as the Company may deliver, during the Agency Period.
To the extent, as provided above, that the total number of Underlying Ordinary Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Ordinary Shares which have been admitted to trading on Euronext over the same 12 month period pursuant to Article 1, paragraph 5.a) of the Prospectus Regulation, less than 20% of the total number of Ordinary Shares already admitted to trading on

Euronext on the date the admission to trading of the Underlying Ordinary Shares is requested, no prospectus is required for such admission to trading pursuant to the Prospectus Regulation.
(b)    Mechanics of Issuances.
(i)    Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the Issuance Amount under any given Issuance Notice, plus (y) the aggregate Issuance Amount of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (II) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.
(ii)    Investor Letters. Each purchaser of Shares shall provide to the Agent, no later than the Trading Day on which Shares are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Schedule 1 to Exhibit A hereto, which form shall be delivered by the Agent to each prospective purchaser of Shares hereunder, and the Agent shall not sell Shares to any purchaser who shall not have delivered such Investor Letter.
(iii)    Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the proposed sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, provided that the Issuance Notice complies with (i) the Maximum Program Amount, (ii) the other terms provided for herein, and (iii) French law and applicable corporate authorizations of the Company. The Agent will notify the Company of the bids received for Shares in compliance with the terms of the Issuance Notice (an “Agent Notification”) (such Agent Notification may be by email to the Company’s Chairman of the management board). Such Agent Notification shall contain the price at which the Shares would be purchased, if sale conditions are accepted by the Company, the counterparty/parties bidding for such Shares and the number of Shares to be placed with such counterparty/parties and shall be accompanied by an e-mail confirmation, in the form set forth in Exhibit C hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iv)    Method of Offer and Sale. The Shares may be offered and sold with the written consent of the Company (A) in negotiated transactions; or (B) by any other method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs, provided that for (A) and (B), such sales are made within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Issuance Notice and any requirements under French law described therein. Nothing in this Agreement shall be deemed to require either party to agree to any specific method of offer and sale specified in the preceding sentence, and (except as specified in clause (A) or (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.
(v)    Issuance Decision. Following the receipt of an Agent Notification provided for in Section 3(b)(iii) and no later than 3:30 pm (Eastern time) on the Trading Day on which the Company wants to sell Shares, the Company shall issue a decision of the management board of the Company in the form set forth in Exhibit B hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Ordinary Shares to be represented by the Shares, allocated, and at such price, as set forth in the Agent Notification to the Company provided in Section 3(b)(ii), subject to settlement on the relevant Settlement Date, it being specified that for each issuance of Shares the equivalent in Euro of the Sales Price will be set by management board of the Company based upon the U.S. Dollar-Euro exchange rate, as published by the European Central Bank on that date and within the price limits set forth in the 22nd Resolution or the 26th Resolution as applicable.
(vi)    Post-Sale Confirmation to the Company. The Agent will provide (i) written confirmation to the Company (including by email correspondence to each of the Company individuals set forth in Schedule 2, if receipt of such email correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than 11:59 p.m. (Eastern Time) on the Trading Day on which it has placed Shares hereunder setting forth the identity of each purchaser, the number of shares sold on such Trading Day to each such purchaser and the Sales Price, in each case, consistent with the Issuance Decision, as well as the corresponding Issuance Amount and Net Proceeds payable to the Company in respect thereof, and (ii) copies of such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company, including the Investor Letters in the case of a capital increase under the 22nd Resolution or the 26th Resolution. Notwithstanding the foregoing, the Agent acknowledges that the written confirmation set forth in this Section 3(b)(vi) may not differ from the terms set forth in the Issuance Decision, and that in such event, no Shares shall be placed pursuant to such Issuance Decision.

(vii)    Settlement. Each issuance of Shares will be settled on the applicable Settlement Date, subject to the provisions of Section 5 below for such issuance of Shares. On each applicable Settlement Date:
(A)    Payment for Shares. The Issuance Amount shall be paid by the Agent in US dollars at or prior to 04:00 p.m. C.E.T. on the date prior to the Settlement Date, or at such other time on the same or such other date as may be agreed upon between the Company and the Agent, to the applicable account designated by the Company in the Issuance Notice, which account shall be held at Société Générale Securities Services, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Issuance Notice (the “Registrar”).
(B)    Settlement of Shares. No later than 11:00 am C.E.T. on a Settlement Date, the Registrar shall then issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the issuance of the Underlying Ordinary Shares for the Shares, and shall deliver two originals of such certificate to the Company. At least one full business day prior to a Settlement Date, the Company shall have taken all action to be taken by the Company, including providing the Registrar with all notices (including the Euronext notice) and the Issuance Decision delivered as provided for by Section 3(b)(iii) that are required in connection with the issuance of the certificate (certificat du dépositaire) referred herein.
(C)    Delivery of Shares. On each Settlement Date, immediately after issuing the relevant certificate (certificat du dépositaire), (i) the Company will cause the Registrar to (x) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Ordinary Shares for the Shares and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar; (y) deliver the Underlying Ordinary Shares for the Shares to the custodian for the Depositary, and (ii) the Company will instruct the Depositary to, electronically transfer the Shares by crediting the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit/ and Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.
(D)    Payment of Issuance Commission. On each Settlement Date, the Company shall pay, or cause the Registrar to pay, to the Agent the Issuance Commission due to the Agent in respect of the Issuance Amount of the Shares settled. The aforementioned Issuance Commission shall be paid on the Settlement Date by the Registrar to the Agent as soon as possible after issuance of the certificate (certificat du dépositaire).
(viii)    Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sales pursuant to this Agreement, and the period set forth in an Issuance Notice shall immediately terminate;

provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale under this Agreement after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(vii) with respect to the applicable Shares; and (C) if the Company defaults in its obligation to deliver such Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its settlement obligations under this Agreement, the Agent may borrow ADSs from stock lenders in the event that the Company has not delivered Shares to settle sales as required by Section 3(b)(vii) above, and may use the Shares to settle or close out such borrowings. While a suspension pursuant to this Section 3(b)(viii) is in effect, any obligation under Sections 4(p), 4(q) or 4(r) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).
(ix)    No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.
(x)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information. The Company and the Agent agree further that the Company shall suspend any actions under this Agreement at any time by giving a written instruction to the Agent in case the Company become aware of a material non-public information.
(c)    Fees. As compensation for services rendered and as contemplated (without duplication) by Section 3(b)(vii)(D), the Company shall pay or cause the Registrar to pay, to the Agent in connection with settlement and delivery of the Shares, on the applicable Settlement Date, the Issuance Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(viii) after the Agent confirms such sale to the Company) by the Agent.
(d)    Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, whether or not they are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Underlying Ordinary Shares and the Depositary for the ADSs in connection with this Agreement; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, the ADS Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market.
Section 4. ADDITIONAL COVENANTS
The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(a)    Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in each report filed or furnished by the Company on Form 6-K that includes the Company’s interim financial statements and its annual reports on Form 20-F, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).
(b)    Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(c)    Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Sections 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interest not to file such amendment or supplement.
(d)    Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the ADS Registration Statement or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(e)    Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).
(f)    Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed.
(g)    Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.
(h)    Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement, the ADS Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement, the ADS Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.
(i)    Disclosure. During the Agency Period, the Company agrees to publish, by way of press release or, by any other means, in compliance with European and French laws and regulations including, but not limited to, MAR and the AMF General Regulation, any information which would be required due to the existence of the this Agreement.
(j)    Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.
(k)    Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agent to the extent such statement has been filed on EDGAR.
(l)    Listing; Reservation of Shares. (i) The Company will use its best efforts to maintain the listing of the ADSs on the Principal Market; and (ii) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.
(m)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(n)    Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.
(o)    Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(p)    Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:
(i)    the filing of the Prospectus or the amendment or supplement (other than any amendment or supplement through incorporation of any report filed under the Exchange Act) of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement, the ADS Registration Statement or Prospectus;
(ii)    the filing with the Commission of an annual report on Form 20-F or a report on Form 6-K containing interim financial information (including any Form 20-F/A or Form 6-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 20-F or interim reports on Form 6-K), in each case, of the Company; or

(iii)    the filing with the Commission of a report on Form 6-K of the Company containing amended financial information that is material to the offering of securities of the Company in the Agent’s reasonable discretion;
(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (iii) above only if the Agent reasonably determines that the information contained in such report on Form 6-K of the Company is material) with a certificate in the form set forth in Exhibit D hereto as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.
(q)    Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Cooley LLP, U.S. counsel to the Company, and the written legal opinions of Linklaters LLP, French counsel for the Company, Saliwanchik, Lloyd & Eisenschenk, Becker & Associés and Nederlandsch Octrooibureau B.V. B.A., counsel for the Company with respect to intellectual property matters, or such other counsel satisfactory to the Agent, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(r)    Comfort Letter and CFO Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Deloitte & Associes, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, the ADS Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a report on Form 6-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F or a report on Form 6-K containing quarterly or half-year financial information. In addition, in certain cases, the Agent may request a certificate of the Chief Financial Officer of the Company with respect to certain financial data providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.
(s)    Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that as applicable, attached thereto are true and complete copies of the resolutions duly adopted by the Company’s general shareholders’ meeting, supervisory board and management board of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.
(t)    Authorization. Upon delivery of each Issuance Notice, the Company will ensure that the management board of the Company is duly authorized to decide on the issue of the Underlying Ordinary Shares covered by the Issuance Notice subject to the conditions set forth therein and that any relevant pre-emption rights will have been disapplied in relation to the issue of those Underlying Ordinary Shares. Upon each Settlement Date, the Underlying Ordinary Shares to be allotted on that Settlement Date will be duly authorized by the Company.
(u)    Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Underlying Ordinary Shares pursuant to this Agreement.

(v)    Foreign Private Issuer. The Company will promptly notify the Agent if the company ceases to be a “foreign private issuer” as defined in Rule 405 under the Securities Act at any time prior to the completion of the Agent’s distribution of the Underlying Ordinary Shares pursuant to this Agreement.
(w)    Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the ADSs for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(x)    Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
(y)    Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.
(z)    Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs (other than Shares hereunder), warrants or any rights to purchase or acquire Ordinary Shares or ADSs, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Ordinary Shares or ADSs during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares or ADSs (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares or ADSs, warrants or any rights to purchase or acquire, Ordinary Shares or ADSs prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Ordinary Shares or ADSs, options to purchase Ordinary Shares or ADSs or Ordinary Shares or ADSs issuable upon the exercise of options, warrants, including share warrants (BSA) or free shares (actions gratuites) or upon the exercise of outstanding founder’s share warrants (BSPCE) or other equity awards pursuant to any employee or supervisory board member or management board share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, (a) as in effect on the date of this Agreement or (b) as disclosed in the Registration Statement, (ii) issuance or sale of Ordinary Shares or ADSs issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants (including share warrants (BSA) or founder’s share warrants (BSPCE), options or other equity awards (a) outstanding as of the date of this Agreement or (b) as disclosed in the Registration Statement, and (iii) issuance and sale of Ordinary Shares or ADSs or securities convertible into or exchangeable for Ordinary Shares or ADSs in connection with strategic transactions including mergers, acquisitions, other business combinations, joint ventures, manufacturing, marketing, sponsored research, collaboration, license or distribution arrangements which are not issued primarily for capital raising purposes; provided, however, that the aggregate number of Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, offered, issued or sold pursuant to clause (iii) hereof shall not exceed 5.0% of the aggregate number of Ordinary Shares outstanding immediately prior to giving effect to such issuance and sale, and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Ordinary Shares or ADSs.
Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
(a)    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:
(i)    Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).
(ii)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
(iii)    Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.
(iv)    No Suspension of Trading in or Delisting of ADSs; Other Events. The trading of the ADSs (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the ADSs (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets on which such securities are then listed. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the AMF or by the Principal Market or Euronext or trading in securities generally on either the Principal Market or Euronext shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the AMF or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or French or European authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international, political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.
(b)    Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chairman of the management board or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
(c)    No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the ADS Registration Statement, the Prospectus or the Times of Sales Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)    Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of counsel to the Company and intellectual property counsel to the Company required to be delivered pursuant to Section 4(q), on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 4(q).
(e)    Agent Counsel Legal Opinion. The Agent shall have received from Davis Polk & Wardwell LLP, counsel for the Agent, such opinion or opinions, on the or prior to the date of the first Issuance Notice Date, with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.
(f)    Opinion of Depositary’s Counsel. On or prior to the first Settlement Date, the Agent shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Agent.
(g)    Investor Documents. Within the applicable time periods contemplated by Section 3(b)(iii) and (vii), the Agent shall have received such documents as required by French law and the limits and other conditions set forth in the corporate authorizations of the Company in a form acceptable by the Company duly executed, and such documents shall be in full force and effect, including the Investor Letter of each prospective investor.
(h)    Approval for Listing. On each relevant Settlement Date, the ADSs shall be approved for listing, and not subject to any notice of delisting, on Nasdaq, and on the first Euronext trading day following each relevant Settlement Date, the Underlying Ordinary Shares shall have been approved for listing on Euronext, subject to official notice of issuance.
(i)    Certificat du dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Ordinary Shares, for purposes of settlement and delivery of the Underlying Ordinary Shares, the Registrar shall issue the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the subscription of the Underlying Ordinary Shares and the corresponding Shares and shall send a copy thereof to the Company and the Agent.
Section 6. INDEMNIFICATION AND CONTRIBUTION
(a)    Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, the ADS Registration Statement any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)    Indemnification of the Company, its Supervisory Board Members and Management Board Members and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its supervisory board members and management board members, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such supervisory board member, management board member, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the first sentence of the eleventh paragraph under the caption “Plan of Distribution” in the Prospectus, and to reimburse the Company and each such supervisory board member, management board member, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, supervisory board member or management board member or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any reasonable and documented out-of-pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
(e)    Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the

Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(b) for purposes of indemnification.
The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).
Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Issuance Commission received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each supervisory board member and management board member of the Company, each officer of the Company who signed the Registration Statement, the ADS Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
Section 7. TERMINATION & SURVIVAL
(a)    Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b)    Termination; Survival Following Termination.
(i)    Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon four (4) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(vii) with respect to such Shares and (B) Section 2, Section 3(d),

Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.
(ii)    In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or supervisory board members or management board members or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
Section 8. MISCELLANEOUS
(a)    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a report on Form 6-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.
(b)    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(c)    Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
(d)    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Agent:
Jefferies LLC
520 Madison Avenue
New York, NY 10022
Facsimile: (646) 786-5719
Attention: General Counsel
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Yasin Keshvargar
If to the Company:
Innate Pharma S.A.
117 Avenue de Luminy—BP 30191
13009 Marseille, France
Attention: VP, Legal & Corporate
legalnotices@innate-pharma.fr
with a copy (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Rich Segal

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).
(e)    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and supervisory board members and management board members and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.
(f)    Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g)    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company appoints CSC Corporation Service Company as its agent for service of process in any Related Proceedings and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
(h)    Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the

Agent of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Agent may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss.
(i)    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

INNATE PHARMA S.A.

By:	/s/ Mondher Mahjoubi
Name: Mondher Mahjoubi, M.D.
Title: Chief Executive Officer
The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
	Name:	Michael Magarro

	Title:	Managing Director

EXHIBIT A
ISSUANCE NOTICE
[Date]
Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attn: [__________]
Reference is made to the Sales Agreement between Innate Pharma S.A. (the “Company”) and Jefferies LLC (the “Agent”) dated as of April 26, 2023. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.
The number of Ordinary Shares underlying such ADSs (the “Underlying Ordinary Shares”) issued over a 12-month rolling period represents, once issued together with all the other Ordinary Shares which have been admitted to trading on the regulated market of Euronext over the same 12-month period, less than 20% of the total number of the Company’s Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Ordinary Shares is requested.
The Maximum Program Amount available is : $_______________
Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i) of the Sales Agreement): _______________________
Issuance Amount (equal to the total Sales Price for such Shares):

$ ___________________________

Number of days in selling period:	_____________________________

First date of selling period:	_____________________________

Last date of selling period:	_____________________________
Settlement Date if other than standard T+2 settlement:_______________________
If Issuance Notice follows a reverse inquiry to the Company, identity and contact information:
A-1

Number of shares and corresponding ADSs still available for issuance under the 20% French listing prospectus exemption:
All Shares must be placed at the same Sales Price on any Trading Day.
________________________________________________
Floor Price (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share, it being specified that each Share will be sold at the same price and that the Sales Price per Share will be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s Ordinary Shares on Euronext over the last five Trading Days preceding the pricing of the relevant sale, subject to a maximum discount of 15% as calculated by the Agent on each Trading Day during the applicable period set forth in the Issuance Notice.
Sales by the Agent are only open to investors qualifying within the category of investors to which the Underlying Ordinary Shares can be issued pursuant to the applicable resolution of the Company’s general shareholders’ meeting and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 3(b)(v) of the Sales Agreement, that it belongs to such category by signing an investor letter attached hereto as Exhibit 1 in accordance with the Sales Agreement.
The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at Société Générale Securities Services, as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:
[●] [details of the bank account on which the net proceeds relating to the capital increase based on the 22nd Resolution or the 26th Resolution shall be wired to be included]
Comments: ____________________________________________________________________

__________________________

By:	_________________________________
Name:

Title:
B-2

Schedule 1 to EXHIBIT A
FORM OF INVESTOR LETTER
INNATE PHARMA S.A.
117 Avenue de Luminy—BP 30191
13009 Marseille, France
JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
[DATE]
RE: Innate Pharma S.A.
Ladies and Gentlemen,
In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share (the “Ordinary Shares”), of Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [ ] Ordinary Shares in the form of ADSs reserved to specialist investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:
(i) an industrial or commercial company involved in the pharmaceutical/biotechnological sector, or
(ii) an investment company or an investment funds’ management company or an investment fund, governed by French or foreign law, that invests on a regular basis in the pharmaceutical/biotechnological sector, or
(iii) any other legal person (including a trust) or natural person, that invests on a regular basis in the pharmaceutical/biotechnological sector, provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the ADSs.
A-1

Sincerely yours,
On behalf of
By:
Name:
Title:

EXHIBIT B
FORM OF ISSUANCE DECISION
[****]

EXHIBIT C
Confirmatory email to be received by the Agent from each prospective investor before the Agent Notification
To: [            ]
In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.05 per share, of Innate Pharma S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Marseille under number 424 365 336 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to [            ] Ordinary Shares in the form of ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors:
(a) industrial or commercial companies involved in the pharmaceutical/biotechnological sector, or (b) investment companies or investment funds’ management companies or investment funds, governed by French or foreign law, that invest on a regular basis in the pharmaceutical/biotechnological sector or (c) any other legal persons (including trusts) natural persons, that invest on a regular basis in the pharmaceutical/biotechnological sector.
We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to Jefferies LLC an investor letter no later than [            ] by which we will formally represent and warrant belonging to one of these categories.

Schedule A
Notice Parties
The Company
Frédéric Lombard (frederic.lombard@innate-pharma.fr)
Henry Wheeler (henry.wheeler@innate-pharma.fr)
Claire de Saint Blanquat (claire.destblanquat@innate-pharma.fr)
The Agent
Gil Bar-Nahum: gbarnahum@jefferies.com
Michael Magarro: mmagarro@jefferies.com